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                                                                   EXHIBIT 10.32

                              SUBLEASE AGREEMENT

          THIS SUBLEASE, dated as of July 21, 1998, by and between THE ADVISORY BOARD COMPANY, a Maryland corporation (hereinafter called "Sublessor"), and THE CORPORATE EXECUTIVE BOARD COMPANY(formerly known as The Corporate Advisory Board Company), a Delaware corporation (hereinafter called "Sublessee").

          WHEREAS, ABC and CEB are parties to a Sublease Agreement, dated October 31, 1997 (the "Original Agreement");

          WHEREAS, ABC and CEB desire to amend and restate the Original Agreement, among other things, to extend the time period required for prior written notice to terminate this Sublease from five days to six months;

          WHEREAS, the parties hereto desire to amend, modify and restate the Original Agreement in accordance with the foregoing; and

          WHEREAS, the parties hereto amend and restate the following recitals:

                                   RECITALS

          1. John Hancock Mutual Life Insurance Company, a Massachusetts corporation ("Lessor"), and Sublessor, as lessee, are the parties to a certain Lease Agreement dated as of August 7, 1992 (the "Overlease"), pursuant to which Lessor has leased to Sublessor the Premises (as hereinafter defined).

          2. Sublessor and Sublessee have agreed that Sublessor will sublease to Sublessee the Premises.

          3. The parties desire to set out in detail their agreements and the consideration for this Sublease.

                                   ARTICLE I
                                  DEFINITIONS

          As used herein, the following terms shall have the following meanings:

          1.1.  "Commencement Date" shall mean the date hereof.

          1.2. "Sublease" shall mean this sublease agreement as amended from time to time pursuant to the terms hereof.


          1.3. "Sublease Term" shall mean the duration of the leasehold estate created by this Sublease as specified in Article III hereof.
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          1.4.  "Premises" shall mean and refer to the portion of the Overlease
Premises described in Attachment A hereto.

          1.5. "Overlease Premises" shall mean the premises at 600 New Hampshire Avenue, N.W., Washington, D.C. described in the Overlease.

          1.6 "Termination Date" shall mean the date that is the end of the Term as defined in the Overlease.

                                  ARTICLE II
                               DEMISED PROPERTY

          2.1.  Sublease.  Sublessor hereby subleases to Sublessee and Sublessee
                --------
hereby subleases from Sublessor the Premises.

                                  ARTICLE III
                                      TERM

          3.1.  Term.  The term of this Sublease shall begin on the Commencement
                ----
Date and, unless earlier terminated as provided herein, shall end on the Termination Date.

          3.2.  Termination.  Each of Sublessee and Sublessor shall have the
                -----------
right, in its absolute discretion and without liability to the other party, to terminate this Sublease at any time during the Sublease Term on not less than six (6) months prior written notice.

                                   ARTICLE IV
                                      RENT

          4.1.  Rent.  During the term of this Sublease, Sublessee shall pay
                ----
rent to Sublessor in such annual amount per square foot of Premises as is equal to the annual per square foot rent payable under the Overlease for the Overlease Premises. Such rent payments shall be made in lawful money of the United States of America, at Sublessor's address for notice hereunder or otherwise as Sublessor may designate. Such rent shall be payable in equal monthly installments on the first day of every calendar month during the term of this Sublease.

          4.2  Annual Adjustments to Rent.  To the extent that annual cost of
               --------------------------
living adjustments increase the Annual Base Rent (as defined in the Overlease) payable by Sublessor pursuant to the Overlease, an amount equal to such increase shall be added to the rent payable under this Sublease pursuant to Section 4.1.

          4.3  Additional Rent for Operating Expenses.  To the extent that
               --------------------------------------
Additional Rent (as defined in the Overlease) relating to increased Operating Expenses (as defined in the Overlease) is payable by Sublessor pursuant to the Overlease, an amount equal to the portion of such Additional Rent that is in proportion to the area of the Overlease Premises that is represented by the area of the Premises shall be added to the rent payable under this Sublease pursuant to Section 4.1.

                                       2
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          4.4  Additional Space; Amended Allocation.  Sublessor and Sublessee
               ------------------------------------
may, by mutual agreement, revise Attachment A to (i) add additional space to the Premises to be leased by Sublessor under this Sublease, (ii) revise the location of the space leased under this Sublease, or (iii) make such other modifications and amendments as the parties may mutually agree.

                                   ARTICLE V
                                USE OF PREMISES

          5.1.  Use of Premises.  Sublessee shall use the Premises only for the
                ---------------
purpose of general office use and as otherwise described in the Overlease.

                                  ARTICLE VI
                           ASSIGNMENT AND SUBLETTING

          6.1.  Assignment and Sublease.  Sublessee shall not mortgage,
                -----------------------
encumber, assign, sublease or otherwise dispose of or transfer its interest in this Sublease or the Premises except as may be permitted by the Overlease.

                                  ARTICLE VII
                             UTILITIES AND SERVICES

          7.1.  Utilities and Services.  Sublessor shall supply to the Premises
                ----------------------
utilities and services to the extent that such utilities and services are provided to Sublessor pursuant to the Overlease.

                                  ARTICLE VIII
                                QUIET ENJOYMENT

          8.1.  Quiet Enjoyment.  If Sublessee pays the rent and other charges
                ---------------
herein provided and performs all of the covenants and agreements herein stipulated to be performed on Sublessee's part, Sublessee shall, at all times during said term, peaceably and quietly have, hold and enjoy the Premises without disturbance from Sublessor or anyone claiming by or through Sublessor, subject to the terms of this Sublease and to the rights of the parties presently or hereinafter secured by any deed of trust or mortgage against the Premises.

                                   ARTICLE IX
                            FIRE AND OTHER CASUALTY

          9.1.  Restoration of Damaged Premises.  In the event the Premises are
                -------------------------------
damaged or destroyed or rendered partially untenantable for their then use by fire or other casualty, the Sublessee shall notify Sublessor and promptly repair the Premises and restore the same to the condition in which they were immediately prior to the happening of such casualty.

          9.2.  Rent Abatement.  During the period from the date of such
                --------------
casualty until the Premises are repaired and restored, Sublessee's obligation to pay the rent due hereunder, shall abate, but only to the extent that Sublessor's rent payment obligations under the Overlease are

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abated. The abatement shall be in the proportion of which the area of the
Premises destroyed or rendered untenantable bears to the total area of the Premises.

          9.3.  Fire and Other Casualty.  Except as herein expressly provided,
                -----------------------
this Sublease shall not terminate nor shall there be any abatement of rent as a result of fire or other casualty.

                                   ARTICLE X
                                   INSURANCE

          10.1.  Casualty Insurance.  The Sublessee shall maintain in effect
                 ------------------
policies of (i) comprehensive liability insurance and (ii) insurance covering Sublessee's furniture, furnishings, trade fixtures and all other personal property from time to time on or in the Premises in an amount not less than 100% of their actual replacement cost.

                                   ARTICLE XI
                             SURRENDER OF PREMISES

          11.1.  Surrender of Premises.  The Sublessee shall on the expiration
                 ---------------------
or the sooner termination of the Sublease Term surrender to the Sublessor the Premises, including all buildings, replacements, changes, additions, and improvements constructed or placed by the Sublessee thereon, with all equipment in or appurtenant thereto, and all movable trade fixtures installed by the Sublessee.

                                  ARTICLE XII
                                  CERTIFICATES

          12.1.  Certificates.  Either party shall, without charge, at any time
                 ------------
and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person specified in such request: (a) as to whether this Sublease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Sublease, in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims, or defense thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of this Sublease; and (f) as to any other matters as may reasonably be so requested. Any such certificate many be relied upon by the party requesting it and any other person to whom the same may be exhibited or delivered and the contents of such certificate shall be binding on the party executing same.

                                  ARTICLE XIII
                          EVENTS OF DEFAULT, REMEDIES

          13.1.  Default.  Any of the following occurrences, conditions, or acts
                 -------
shall constitute an "Event of Default" under this Sublease:

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          13.1.1.    If:

          (a) Sublessee defaults in making payment when due of any the rent, and if such default shall continue for five (5) business days after Sublessor shall have given written notice to Sublessee specifying such default and demanding that same be cured;

          (b) Sublessee defaults in the observance or performance of any other provisions of this Sublease, and such default continues for thirty (30) calendar days after Sublessor shall have given written notice to Sublessee specifying such default and demanding that the same be cured (unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such period of thirty (30) calendar days, in which case Sublessee shall have such longer period as shall be necessary to cure the default, so long as Sublessee proceeds diligently to attempt to cure the same within such thirty
(30) day period, prosecutes the cure to completion with due diligence, and advises Sublessor from time to time, upon Sublessor's request, of the actions which Sublessee is taking and the progress being made);

          13.1.2. Sublessee abandons or vacates the Premises for a period of ten (10) consecutive calendar days;

          13.1.3. Sublessee files a petition in bankruptcy, for reorganization or for an arrangement pursuant to Federal Bankruptcy law or any similar federal or state law; is adjudicated bankrupt or become insolvent; is unable to meet Sublessee's obligations as they become due; or takes any corporate action in furtherance of any of the foregoing;

          13.1.4. A petition or answer shall be filed proposing (a) the adjudication of Sublessee as bankrupt or (b) the reorganization of Sublessee pursuant to Federal Bankruptcy law or any similar federal or state law, and (i) Sublessee shall consent to the filing thereof, or (ii) such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof;

          13.1.5. A receiver, trustee, or liquidator (or other similar official) of Sublessee shall be appointed with respect to (a) all or substantially all of its businesses or assets or (b) the estate or interest of Sublessee in the Premises and (i) shall not be discharged within sixty (60) days thereafter or (ii) Sublessee consents to or acquiesces in such appointment;

          13.1.6. The estate or interest of Sublessee in the Premises shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment; or

          13.1.7. Sublessee is dissolved, merged, consolidated or reorganized, or any change occurs in the ownership or control of Sublessee, without the prior written consent of Sublessor.

          13.1.8. Notwithstanding the provisions of paragraphs 13.1.3, 13.1.4, 13.1.5 or 13.1.6 hereof, if at any time during the term hereof, (a) proceedings in bankruptcy, insolvency or other similar proceedings are instituted by or against Sublessee, whether or not

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such proceedings result in an adjudication against Sublessee, or (b) should a receiver of the business or assets of Sublessee be appointed; such proceedings or adjudications shall not affect the validity of this lease so long as (i) the rent reserved hereunder continue to be paid to Sublessor and (ii) the other terms, covenants and conditions of this Sublease on the part of the Sublessee to be performed, are performed. In such event, this Sublease shall continue to remain in full force and in accordance with the terms herein contained.

          13.2.  Remedies.  In case of Default,
                 --------

                (a) the rent shall become due thereupon and be paid up to the time of re-entry, expiration and/or dispossession;

                (b) Sublessor may elect the premises or any part or parts thereof, whether in the name of Sublessor or otherwise, for a term or terms which may, at Sublessor's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this sublease;

                (c) Sublessee shall also pay to Sublessor, as liquidated damages for the failure of Sublessee to observe and perform Sublessee's covenants herein contained, any deficiency between the (i) rent hereby reserved and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for the period which would have constituted the balance of the Sublease Term (hereinafter called "Liquidated Damages"). Liquidated Damages shall be paid as the said rent shall become due and payable in monthly installments. Sublessee shall also pay to Sublessor such reasonable expenses as Sublessor-may incur in connection with reletting, such as brokerage and preparation for reletting (hereinafter called "Consequential Damages").

                (d) Liquidated and Consequential Damages shall be paid in monthly installments by Sublessee on the Rent Payment Dates specified in this Sublease. Any suit brought to collect Liquidated and Consequential Damages for any month shall not prejudice in any way the rights of Sublessor to collect Liquidated and Consequential Damages for any subsequent month by a similar proceeding. Sublessor, at Sublessor's option, may make such alterations, repairs, replacements, and/or decorations in the premises as Sublessor; in Sublessor's' sole judgment, considers advisable and necessary for the purpose of reletting the premises; and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Sublessee from liability hereunder as aforesaid. Sublessor agrees to use its best efforts to mitigate all damages and to elect the Premises in the event of any Default specified herein.

                                  ARTICLE XIV
                             RIGHT TO CURE DEFAULTS

          14.1.  Default by Lessor.  If Sublessor fails to perform any covenant
                 -----------------
or agreement in this Sublease contained on the part of Sublessor to be performed, then and in such event, after the continuance of any such failure or default for thirty (30) calendar days after notice is given by Sublessee to Sublessor (notwithstanding any delay or forbearance in giving

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such notice), Sublessee may cure such default. Sublessee may further make all necessary payments in connection therewith, including, but not limited to the payment of any reasonable attorney's fees, costs, and charges of or in connection with any legal action which may have been brought. Sublessor agrees to pay to Sublessee forthwith any amount so paid by the Sublessee, together with interest thereon at the maximum legal rate, or if no such rate is established at the rate of 12% per annum. All sums charged to Sublessor by Sublessee hereunder shall be indebtedness of Sublessor to Sublessee payable on demand. If all such indebtedness of Sublessor is not fully paid within 30 days after demand, Sublessee may elect (i) to deduct such amount from rent subsequently becoming due hereunder, (ii) terminate this Sublease upon thirty (30) calendar days notice to Sublessor (unless Sublessor shall cure such default) or (iii) extend this Sublease the same covenants and conditions and herein provided until such indebtedness is fully paid by application to rents.

          14.2.  Default by Lessee.  If Sublessee shall fail to-make or perform
                 -----------------
any payment or act required by this Sublease, then Sublessor may (but need not), make such payment or perform such act for the account of Sublessee. All amounts so paid by Sublessor, and all incidental costs and expenses (including attorneys' fees) incurred in connection with such payment or performance, together with interest thereon at the maximum legal rate, or if no such rate is established at the rate 12% per annum from the date of the making of such payment or of the incurring of such costs and expenses, shall be paid by Sublessee to Sublessor on demand.

                                  ARTICLE XV
                                 MISCELLANEOUS

          15.1.  Notices.  All notices, demands, requests, consents, approvals,
                 -------
offers, statements, and other instruments or communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered, or when mailed by first class registered or certified mail, postage prepaid, and addressed as follows:

          If to Sublessor:

          David G. Bradley
          The Advisory Board Company
          600 New Hampshire Avenue, NW
          Washington, D.C.  20037

          If to Sublessee:

          Clay M. Whitson
          The Corporate Advisory Board Company
          600 New Hampshire Avenue, NW
          Washington, D.C.  20037

          15.2.  Amendments; Entire Agreement.  This Sublease may not be
                 ----------------------------
amended, modified, or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination, or waiver shall be effective for any purpose unless it is in

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writing, signed by the party against whom enforcement thereof is sought. This
Sublease is intended by the parties to be an entire, complete and integrated statement of all their respective rights, obligations and remedies with respect to the subject matter of this Sublease. All prior and contemporaneous oral or written statements, representations, warranties or agreements are superseded and merged in this Sublease.

          15.3.  Severability.  If any provisions of this Sublease or any
                 ------------
application thereof shall be invalid or unenforceable, the remainder of this Sublease and any other application of such provision shall not be affected thereby.

          15.4.  Binding Effect.  This Sublease shall be binding upon and inure
                 --------------
to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          15.5.  Captions.  The table of contents, the Article headings, and the
                 --------
Section headings are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          15.6.  Counterparts.  This Sublease may be executed in counterparts,
                 ------------
each of which shall constitute an original and all of which shall be one and the same document.

          15.7.  Governing Law.  This Sublease shall be governed by and
                 -------------
construed in accordance with the laws of the District of Columbia.

          15.8.  Relationship of Parties.  Sublessor and Sublessee shall not be
                 -----------------------
considered or deemed to be joint venturers or partners and neither shall have the power to bind or obligate the other except as set forth herein.

          15.9.  Default of Lessor's Trustee.  In the event the Sublessor is
                 ---------------------------
involved in any bankruptcy or insolvency proceedings and the Sublessor or the Sublessor's trustee or receiver fails to perform any of the Sublessor's obligations under this Sublease with the result that Sublessee is unable to use the Premises for Sublessee's intended use, Sublessee shall have the option to terminate this Sublease.

          15.10.  Construction.  All terms used in this Sublease, regardless of
                  ------------
the number or gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, neuter, as the context or sense of this Sublease or any section, subsection, or clause herein may require as if such terms had been fully and properly written in such number or gender.

          15.11.  Subordination to Overlease.  This Sublease is and shall remain
                  --------------------------
subject to the terms of the Overlease.

          15.12.  Exculpation.  Nothing herein shall be construed to impose any
                  -----------
liability on the officers, directors or shareholders of Sublessee and Sublessor's sole recourse under this Sublease (absent fraud or willful misconduct by such officers, directors or shareholders) shall be against Sublessee and the assets of Sublessee.

                                       8
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          IN WITNESS WHEREOF, the parties have caused this Sublease to be executed by their respective duly authorized officers as of the 21st day of July, 1998.


                              THE ADVISORY BOARD COMPANY, SUBLESSOR


                              By:__________________________________
                                 Name:
                                 Title:


                              THE CORPORATE EXECUTIVE BOARD COMPANY, LESSEE


                              By:____________________________________
                                 Name:
                                 Title:

                                       9
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                                 ATTACHMENT A
                              PREMISES DESCRIBED


                        Location in Overlease Premises
                        ---------------------------------------
                        Portion of Lobby level
                        Portion of Third floor
                        Portion of Sixth floor
                        Portion of Eighth floor
                        100% of Ninth Floor


                           Total Square Feet -54,5000

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